Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ultra Clean Holdings, Inc. (the “Company”) on Form 10-Q for the three and six months ended July 2, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Clarence L. Granger, as Chief Executive Officer of the Company, and Kevin C. Eichler, as Principal Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 24, 2010

/s/ CLARENCE L. GRANGER
Clarence L. Granger
Chairman and Chief Executive Officer

Date: November 24, 2010

/s/ KEVIN C. EICHLER
Kevin C. Eichler
Chief Financial Officer